                                                                     EXHIBIT 5.2

                              TROUTMAN SANDERS LLP

                                ATTORNEYS AT LAW

                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA

                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com

                             TELEPHONE: 404-885-3000

                             FACSIMILE: 404-885-3900

                                 September 5, 2002

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We have acted as counsel to Gray Television, Inc., a Georgia corporation (the "Company"), and those certain Subsidiary Guarantors that are Georgia corporations and listed on Exhibit A attached hereto (the "Georgia Guarantors") in connection with the Prospectus Supplement dated September 5, 2002 (the "Prospectus Supplement") supplementing the Registration Statement on Form S-3 (Registration No. 333-88694) filed with the Securities and Exchange Commission (the "Commission") on May 20, 2002 and amended on July 15, 2002 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance (the "Issuance") of $100,000,000 aggregate principal amount of its 9.25% Senior Subordinated Notes due 2011 (the "Additional Notes"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement. The Additional Notes will be issued pursuant to the Indenture dated as of December 15, 2001 by and among the Company, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee (the "Indenture"). We note that Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C. ("Sher Garner") has acted as special Louisiana counsel to Lynqx Communications, Inc., a Subsidiary Guarantor ("Lynqx"), in connection with the Issuance. As a consequence, in rendering the opinions set forth below as to Lynqx and as to matters of Louisiana law, we have relied solely upon the opinion letter delivered to us by Sher Garner of even date herewith and attached as Exhibit B hereto.

         This opinion letter is limited by, and shall be interpreted in accordance with, the January 1, 1992, edition of Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions, adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, whether or not expressly stated herein, all as more particularly described in the Interpretive Standards, and this opinion should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined herein shall have meanings assigned to such terms in the Interpretive Standards and the Indenture. In the event of a conflict in the definitions of such capitalized terms appearing both in the Interpretive Standards and the Indenture, the definitions appearing in the Indenture shall be applicable to this opinion letter.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates, as we considered necessary or appropriate for enabling us to express the opinions set forth below, including certificates of public officials and officers of the Company, the Georgia Guarantors and Lynqx; and the Indenture. In all such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies, and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

         As to certain questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in the agreements and documents related to the Issuance (and all other agreements, certificates, and other documents contemplated thereby) and certificates and statements of officers of the Company, Lynqx and the Georgia Guarantors and certain public officials where we believe it is reasonable to so rely. We have assumed and relied upon the accuracy and completeness of such certificates and statements with respect to the factual matters set forth therein, and nothing has come to our attention leading us to question the accuracy of the matters set forth therein. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

         This opinion is limited in all respects to the federal laws of the United States of America and the law of the State of Georgia and Louisiana, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. We note that the Indenture is governed by the laws of the State of New York (and we assume that the choice of law provision therein will be enforced). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) the Additional Notes have been duly authorized and, when the Additional Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, if, notwithstanding the contrary governing law provisions in the Indenture, the Indenture and the Additional Notes were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), the Additional Notes would be legally issued and would constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity; and

         (ii) when the Additional Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, if, notwithstanding the contrary governing law provisions in the Indenture, the Indenture and the Guarantees were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), each Guarantee of a Georgia Guarantor or Lynqx would constitute the valid and legally binding obligation of the Georgia Guarantor party thereto or Lynqx, enforceable against such Georgia Guarantor or Lynqx in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally, general principles of equity and subject to the possible unenforceability of certain provisions purporting to waive certain rights of the Georgia Guarantors or Lynqx.

         In connection with our opinion above, we have assumed that at or prior to the time of delivery of the Additional Notes, the authorization of the Additional Notes will be applicable to each Additional Note, will not be modified or rescinded, and there will not have occurred any change in the law affecting the validity or enforceability of such Additional Notes. We have also assumed that the issuance and delivery of the Additional Notes will not, at or prior to the time of delivery of the Additional Notes, violate any applicable law and will not, at or prior to the time of delivery of the Additional Notes, result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         Insofar as this opinion relates to the guarantees by the Georgia Guarantors and Lynqx under the Guarantees, we have assumed the adequacy of the consideration that supports the agreements of the Georgia Guarantors and Lynqx and the solvency and adequacy of capital of each of the Georgia Guarantors and Lynqx.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,




                                                   /s/ Troutman Sanders LLP

                                    EXHIBIT A

                               Georgia Guarantors

THE ALBANY HERALD PUBLISHING COMPANY, INC.
POST-CITIZEN MEDIA, INC.
GRAY REAL ESTATE AND DEVELOPMENT COMPANY
GRAY KENTUCKY TELEVISION, INC.
WRDW-TV, INC.
GRAY TRANSPORTATION COMPANY, INC.
WVLT-TV, INC.
WITN-TV, INC.
GRAY FLORIDA HOLDINGS, INC.
WEAU-TV, INC. f/k/a WALB-TV, INC.
GRAY COMMUNICATIONS OF INDIANA, INC.
GRAY COMMUNICATIONS OF TEXAS, INC.
GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.

                                    EXHIBIT B

                               Sher Garner Opinion

                                   (attached)

    [Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.C. letterhead]








September 5, 2002

Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

Gentlemen:

         We have acted as special Louisiana counsel to Lynqx Communications, Inc., a Louisiana corporation (the "Louisiana Subsidiary"), in connection with the proposed offer by Gray Television, Inc., a Georgia corporation (the "Company") to issue $100,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, as amended (the "Additional Notes"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Company's Prospectus Supplement dated September 5, 2002, (the "Prospectus Supplement"), supplementing the Company's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-88694), filed on July 15, 2002, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (collectively, the "Registration Statement"), with respect to the Additional Notes. The Additional Notes will be issued pursuant to the Indenture dated as of December 15, 2001 by and among the Company, the Subsidiary Guarantors named therein and Bankers Trust Company, as Trustee (the "Indenture")

         We do not represent the Louisiana Subsidiary on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, nothing contained herein should be construed as an opinion regarding the Louisiana Subsidiary or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Louisiana Subsidiary.

         In arriving at the opinions expressed below, we have examined:

         (a)      unexecuted copies of each of (1) the Prospectus Supplement,
(2) the Indenture, (3) the Additional Notes, and (4) the Guarantee by the Louisiana Subsidiary (the "Guarantee"), as set forth in the Indenture and the Additional Notes (collectively, the documents set forth in this paragraph (a) are the "Transaction Documents"); and

         (b) (i) a copy of the Articles of Incorporation of the Louisiana Subsidiary (the "Articles of Incorporation"), certified by an officer of the Louisiana Subsidiary as of August 9, 2002 (the "Corporate Certificate"); (ii) a copy of the Bylaws of the Louisiana Subsidiary, certified by an officer of the Louisiana Subsidiary as of December 21, 2001 (the "Bylaws"); (iii) a Certificate of Good Standing for the Louisiana Subsidiary from the Louisiana Secretary of State dated August 7, 2002; and (iv) resolutions of the Board of Directors of the Louisiana Subsidiary, certified by an officer of the Louisiana Subsidiary in the Corporate Certificate (collectively, items (i) through (v) are the "Corporate Documents").

         In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed as of the date hereof, with your permission and without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (d) that all documents, instruments, and agreements referred to herein have been or will be duly authorized, executed, and delivered by all parties to such documents, instruments, and agreements in the form submitted to us, (e) the accuracy of all statements of fact set forth in the Transaction Documents, (f) the accuracy and completeness of the Corporate Documents, (g) the description of the Louisiana Subsidiary and its properties, operations, and activities contained in the Registration Statement and the Prospectus Supplement is accurate and complete and (h) the Additional Notes are identical to the Exchange Notes. We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

         Based upon the foregoing and subject to the foregoing exceptions, we are of the opinion that:

         1. The Louisiana Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana.

         2. The Louisiana Subsidiary has the corporate power to execute and deliver the Guarantee and to perform its obligations thereunder.

         3. The Louisiana Subsidiary has duly authorized the execution and delivery of the Guarantee and the performance of its obligations thereunder.

         4. The execution and delivery by the Louisiana Subsidiary of, and the performance by the Louisiana Subsidiary of all of the provisions of its obligations under, the Guarantee and the consummation by the Louisiana Subsidiary of the transactions contemplated therein do not and will not result in any violation of the Articles of Incorporation or Bylaws. The execution and delivery by the Louisiana Subsidiary of the Guarantee do not and will not result in a breach or violation of any applicable Louisiana law or statute, rule or regulation known to us to be applicable to the Louisiana Subsidiary.

                  The opinions set forth above are subject to the following qualifications and exceptions:

                  a. With your permission, we have undertaken no investigation or verification of any factual matters related to this opinion.

                  b. Please refer to our opinion letters addressed to you dated December 21, 2001, and April 11, 2002 (collectively, the "Prior Opinions"). Except as set forth in this paragraph, our diligence for this opinion consists of the identical diligence obtained and reviewed in connection with the Prior Opinions. We did, however, obtain an updated good standing certificate and the Corporate Certificate, as described above, for purposes of this opinion. Except for the good standing certificate and the Corporate Certificate, no additional diligence was performed in connection with this opinion.

                  c. This opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any securities laws, blue-sky laws, or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

                  d. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this opinion. We undertake to no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein. This opinion expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

                  e. We express no opinion with respect to the enforceability against the Louisiana Subsidiary of any of the Transaction Documents.

         This opinion has been rendered in connection with the Registration Statement, and the transactions contemplated therein. The opinions rendered herein are solely for your benefit and are being furnished to you solely in connection with the transactions referred to herein. Accordingly, without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or otherwise referred to or circulated in connection with any transaction, other than those contemplated hereby. We consent to you relying on this opinion to render your opinion to the Company in connection with the transactions referred to herein. We further consent to the filing of this opinion as an exhibit to your opinion to the Company to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                        Sincerely,



                                        /s/ Sher Garner Cahill Richter Klein
                                        McAlister & Hilbert, L.L.C.